Exhibit 99.1

Capital Senior Living Corporation

For Immediate Release	Contact:	Ralph A. Beattie 972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS;
FOURTH QUARTER CFFO INCREASES 31.3% TO $0.21 PER SHARE
DALLAS — (BUSINESS WIRE) —March 2, 2011 — Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the fourth quarter and full year 2010. Company highlights for the fourth quarter and full year include:
Fourth Quarter Highlights
•	Adjusted Cash From Facility Operations (“CFFO”) was $5.6 million or $0.21 per share in the fourth quarter of 2010, an increase of 31.3% or $0.05 per share from the fourth quarter of 2009.
•	Revenue of $59.9 million in the fourth quarter of 2010 increased $11.2 million or 23.0% from the fourth quarter of 2009.
•	Average monthly rent improved 8.0% to $2,756 per occupied unit from $2,553 per occupied unit in the fourth quarter of 2009.
•	Consolidated average occupancy was 85.1% in the fourth quarter of 2010, a 40 basis point increase from the third quarter of 2010 and a 90 basis point increase from the fourth quarter of 2009.
•	Adjusted EBITDAR improved over the fourth quarter of 2009 by $6.3 million, or 43.5%, to $20.9 million. EBITDAR margin improved to 34.9% from 29.9% in the fourth quarter of the prior year.
Full Year Highlights
•	Adjusted CFFO was $19.7 million or $0.74 per share in 2010, an increase of 18.3% or $0.11 per share from 2009.
•	Revenue of $211.9 million in 2010 increased $25.7 million or 15.0% from 2009.
•	Adjusted EBITDAR improved over 2009 by $11.3 million, or 19.7%, to $68.6 million. EBITDAR margin improved to 32.4% from 29.8% in 2009.

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“By focusing on our core strengths, we produced strong results in the fourth quarter of 2010 and laid the groundwork for continued success,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “We achieved better occupancy, higher average monthly rents and stronger cash flow. We increased our resident capacity while enhancing our geographic concentration and maximizing our competitive strengths within our markets. We increased our levels of care through acquisitions and conversions. And, most importantly, we enhanced shareholder value through growth in revenues, margins and cash flow. We are well-positioned to leverage these positive trends with improving industry fundamentals in 2011 and beyond.”
Significant Transactions
In December, the Company announced that a joint venture in which it holds a 5% partnership interest has entered into an agreement to sell four senior living communities to a REIT. Upon the anticipated closing in the first quarter of 2011, the Company will lease the communities from the REIT. The Company currently manages the communities for the joint venture.
Highlights of the transaction are estimated to include:
•	Sales proceeds, including incentive distributions, total approximately $17.0 million, compared to the Company’s original investment of $1.3 million
•	Increases annual revenue by $26.0 million
•	Adds $12.2 million of EBITDAR
•	Additional CFFO of $0.7 million, or $0.03 per share
•	Incremental earnings of $1.9 million, or $0.07 per share
Quarterly Financial Results
For the fourth quarter of 2010, the Company reported revenue of $59.9 million, compared to revenue of $48.7 million in the fourth quarter of 2009. Resident and healthcare revenue increased from the fourth quarter of the prior year by approximately $13.4 million or 23.0%, largely as a result of converting eight communities previously owned in joint ventures to leased communities and the addition of 12 new leased communities. The number of consolidated communities increased from 50 in the fourth quarter of 2009 to 70 in the fourth quarter of 2010.
Average monthly rent was $2,756 per occupied unit in the fourth quarter of 2010, an increase of $203, or 8.0%, over the fourth quarter of 2009. Financial occupancy of the consolidated portfolio averaged 85.1% in the fourth quarter of 2010, 40 basis points higher than the third quarter of 2010 and 90 basis points higher than the fourth quarter of 2009.

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As a percentage of resident and healthcare revenue, operating expenses were 59.7% in the fourth quarter of 2010 compared to 60.9% in the fourth quarter of 2009, an improvement of 120 basis points. Operating expenses for the fourth quarter of 2010 were $33.8 million, an increase of $7.5 million from the fourth quarter of 2009, primarily due to 20 additional communities now being consolidated.
General and administrative expenses as a percentage of revenues under management were 3.9% for the quarter. General and administrative expenses of $2.5 million were approximately $0.5 million lower than the fourth quarter of 2009. The Company is self-insured for the costs of employee and dependent medical benefits and purchases stop-loss protection on an individual and aggregate basis. This self-insurance program has resulted in significant savings in the Company’s health insurance costs.
Adjusted EBITDAR for the fourth quarter of 2010 was approximately $20.9 million, an increase of $6.3 million or 43.5% from the fourth quarter of 2009. Adjusted EBITDAR margin was 34.9% for the period, an improvement of 5.0 percentage points from the fourth quarter of 2009.
Net income was $1.6 million, or $0.06 per share, in the fourth quarter of 2010, versus $0.8 million, or $0.03 per share, in the fourth quarter of 2009. Excluding costs related to and amortization of resident leases acquired in recently-completed lease transactions, net income for the fourth quarter of 2010 was $2.0 million, or $0.08 per share.
Adjusted CFFO was $5.6 million or $0.21 per share in the fourth quarter of 2010. CFFO in the fourth quarter of the prior year included an adjustment which reflected the full-year tax benefit from accelerated depreciation. This benefit has been reflected quarterly in 2010. On a comparable basis, fourth quarter 2010 CFFO of $0.21 per share reflected a $0.05 per share, or 31.3%, improvement from the fourth quarter of 2009.
Annual Financial Results
The Company reported 2010 revenue of $211.9 million compared to revenue of $192.0 million in 2009. Resident and healthcare revenue increased $25.7 million or 15.0% from the prior year.
Operating expenses for 2010 were $119.6 million, or 60.7% of resident and healthcare revenue. Margins improved 50 basis points from the prior year.
General and administrative expenses in 2010 were $11.5 million, approximately 3.0% less than in 2009. General and administrative expense as a percentage of revenue under management was 4.8% for 2010 versus 5.3% in 2009.
Adjusted EBITDAR was $68.6 million in 2010 compared to $57.3 million in 2009. Adjusted EBITDAR margin of 32.4% in 2010 improved 2.6 percentage points from the prior year.

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The Company earned adjusted net income of $4.7 million or $0.17 per share in 2010, an increase of approximately 70% from 2009. Adjusted CFFO was $19.7 million or $0.74 per share in 2010, an increase of 18.3% from the $16.6 million or $0.63 per share in 2009.
Operating Activities
At communities under management, same-store revenue in 2010 increased 3.1% versus 2009. Same-community expenses increased 2.4% and net income increased 4.2% from the prior year.
Capital expenditures for the fourth quarter of 2010 were approximately $2.0 million, representing $1.0 million of investment spending and $1.0 million of recurring capital expenditures. For the full year, capital expenditures were approximately $8.4 million, representing $4.7 million of investment spending and $3.7 million of recurring capital expenditures. Annual spending for recurring capital expenditures equaled approximately $500 per unit.
Balance Sheet
The Company ended the year with $37.6 million of cash and cash equivalents, including restricted cash. In 2010, cash increased by $6.4 million while debt was reduced by $7.5 million.
As of December 31, 2010, the Company financed its 25 owned communities with 24 mortgages totaling $174.0 million at fixed interest rates averaging 6.0%. The Company has no mortgage maturities prior to the third quarter of 2015. Net debt to fourth quarter annualized EBITDA was 3.7x.
Q4 2010 Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s fourth quarter and full year 2010 financial results. The call will be held on Thursday, March 3, 2011 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-1453, confirmation code 6647110. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting March 3, 2011 at 2:00 p.m. Eastern Time, until March 12, 2011 at 2:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 6647110. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

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About the Company
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place. The Company currently operates 77 senior living communities in 23 states with an aggregate capacity of approximately 11,000 residents.
Safe Harbor
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, adjusted EBITDAR margin, Adjusted CFFO, Adjusted CFFO per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 6
CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$31,248	$28,972
Restricted cash	6,334	2,167
Accounts receivable, net	3,777	3,340
Accounts receivable from affiliates	911	424
Federal and state income taxes receivable	3,962	1,493
Deferred taxes	1,290	1,208
Assets held for sale	354	354
Property tax and insurance deposits	11,059	8,632
Prepaid expenses and other	4,896	4,010

Total current assets	63,831	50,600
Property and equipment, net	295,095	300,678
Deferred taxes	3,478	7,781
Investments in joint ventures	2,224	6,536
Other assets, net	18,153	14,908

Total assets	$382,781	$380,503

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,951	$2,037
Accrued expenses	16,125	12,287
Current portion of notes payable	5,645	9,347
Current portion of deferred income	7,242	6,838
Current portion of capital lease obligations	135	—
Customer deposits	1,299	1,295

Total current liabilities	32,397	31,804
Deferred income	14,493	16,747
Capital lease obligations, net of current portion	83	—
Other long-term liabilities	1,959	—
Notes payable, net of current portion	170,026	173,822
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 27,083 and 26,945 in 2010 and 2009, respectively	274	273 273
Additional paid-in capital	133,014	131,576
Retained earnings	31,469	27,215
Treasury stock, at cost — 350 shares in 2010 and 2009	(934)	(934)

Total shareholders’ equity	163,823	158,130

Total liabilities and shareholders’ equity	$382,781	$380,503

See accompanying notes to consolidated financial statements.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Resident and health care revenue	$56,683	$43,244	$196,936	$171,194
Unaffiliated management services revenue	6	18	60	72
Affiliated management services revenue	419	706	2,044	2,698
Community reimbursement revenue	2,800	4,729	12,889	18,027

Total revenues	59,908	48,697	211,929	191,991
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	33,849	26,339	119,614	104,790
General and administrative expenses	2,534	3,063	11,535	11,883
Facility lease expense	11,036	6,431	34,253	25,872
Stock-based compensation expense	136	299	919	1,201
Provision for bad debts	35	88	174	344
Depreciation and amortization	3,543	3,400	14,030	13,262
Community reimbursement expense	2,800	4,729	12,889	18,027

Total expenses	53,933	44,349	193,414	175,379

Income from operations	5,975	4,348	18,515	16,612
Other income (expense):
Interest income	16	11	48	67
Interest expense	(2,802)	(2,948)	(11,242)	(11,819)
Gain on settlement of debt	—	—	684	—
Other income	(338)	48	(330)	107

Income before provision for income taxes	2,851	1,459	7,675	4,967
Provision for income taxes	(1,261)	(699)	(3,421)	(2,208)

Net income	$1,590	$760	$4,254	$2,759

Per share data:
Basic net income per share	$0.06	$0.03	$0.16	$0.10

Diluted net income per share	$0.06	$0.03	$0.16	$0.10

Weighted average shares outstanding — basic	26,624	26,275	26,587	26,257

Weighted average shares outstanding — diluted	26,732	26,395	26,687	26,356

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2010	2009
Operating Activities

Net income	$4,254	$2,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,030	13,251
Amortization	—	11
Amortization of deferred financing charges	330	335
Amortization of deferred lease costs, net	1,005	371
Deferred income	(3,034)	(2,645)
Deferred income taxes	4,221	3,125
Equity in the earnings of unconsolidated joint ventures	331	(107)
Gain on settlement of debt	(684)	—
Provision for bad debts	174	344
Stock based compensation expense	919	1,201
Changes in operating assets and liabilities:
Accounts receivable	(611)	125
Accounts receivable from affiliates	(487)	728
Property tax and insurance deposits	(2,584)	—
Prepaid expenses and other	(931)	1,920
Other assets	(2,670)	(794)
Accounts payable	(86)	117
Accrued expenses	3,838	(1,374)
Federal and state income taxes receivable	(2,469)	566
Customer deposits	4	(298)

Net cash provided by operating activities	15,550	19,635
Investing Activities
Capital expenditures	(8,447)	(8,049)
Acquisition of Signature Transaction	(2,000)	—
Proceeds from sale of assets	—	1
Distributions from joint ventures	5,165	744

Net cash used in investing activities	(5,282)	(7,304)
Financing Activities
Increase in restricted cash	(4,167)	(2,167)
Proceeds from notes payable	3,591	1,926
Lease incentive from Signature Transaction	2,000	—
Repayments of notes payable	(10,154)	(8,324)
Increase in capital lease obligations	240	—
Cash payments for capital lease obligations	(22)	—
Cash proceeds from the issuance of common stock	359	223
Excess tax benefits on stock options exercised	161	37

Net cash used in financing activities	(7,992)	(9,239)

Increase in cash and cash equivalents	2,276	3,092
Cash and cash equivalents at beginning of period	28,972	25,880

Cash and cash equivalents at end of period	$31,248	$28,972

Supplemental Disclosures
Cash paid during the period for:
Interest	$10,949	$11,464

Income taxes	$2,328	$530

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Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q4 10	Q4 09	Q4 10	Q4 09	Q4 10	Q4 09
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	4,052	4,058	3,501	3,503
Leased	45	25	5,514	3,892	4,377	3,104
Joint Venture communities (equity method)	7	15	1,434	2,086	1,061	1,654
Third party communities managed	—	1	—	148	—	115

Total	77	66	11,000	10,184	8,939	8,376

Independent living			6,622	6,784	5,515	5,695
Assisted living			3,663	2,685	2,806	2,063
Continuing Care Retirement Communities			715	715	618	618

			11,000	10,184	8,939	8,376
Total

II. Percentage of Operating Portfolio
Consolidated communities
Owned	32.5%	37.9%	36.8%	39.8%	39.2%	41.8%
Leased	58.4%	37.9%	50.1%	38.2%	49.0%	37.1%
Joint venture communities (equity method)	9.1%	22.7%	13.1%	20.5%	11.8%	19.7%
Third party communities managed	—	1.5%	—	1.5%	—	1.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			60.2%	66.6%	61.7%	68.0%
Assisted living			33.3%	26.4%	31.4%	24.6%
Continuing Care Retirement Communities			6.5%	7.0%	6.9%	7.4%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation
Supplemental Information

	Q4 10	Q4 09
Selected Operating Results
I. Owned communities
Number of communities	25	25
Resident capacity	4,052	4,058
Unit capacity	3,501	3,503
Financial occupancy (1)	84.7%	85.6%
Revenue (in millions)	20.6	20.7
Operating expenses (in millions) (2)	11.5	11.3
Operating margin	44%	45%
Average monthly rent	2,319	2,311
II. Leased communities
Number of communities	45	25
Resident capacity	5,514	3,892
Unit capacity	4,377	3,104
Financial occupancy (1)	85.4%	82.5%
Revenue (in millions)	36.0	22.4
Operating expenses (in millions) (2)	19.2	12.3
Operating margin	47%	45%
Average monthly rent	3,088	2,827
III. Consolidated communities
Number of communities	70	50
Resident capacity	9,566	7,950
Unit capacity	7,878	6,607
Financial occupancy (1)	85.1%	84.2%
Revenue (in millions)	56.6	43.1
Operating expenses (in millions) (2)	30.7	23.6
Operating margin	46%	45%
Average monthly rent	2,756	2,553
IV. Communities under management
Number of communities	77	66
Resident capacity	11,000	10,184
Unit capacity	8,939	8,376
Financial occupancy (1)	83.0%	81.4%
Revenue (in millions)	64.9	56.6
Operating expenses (in millions) (2)	35.3	30.6
Operating margin	46%	46%
Average monthly rent	2,852	2,734
V. Same Store communities under management (excluding 3 communities with conversions)
Number of communities	59	59
Resident capacity	8,951	8,955
Unit capacity	7,404	7,404
Financial occupancy (1)	85.3%	85.7%
Revenue (in millions)	52.9	52.9
Operating expenses (in millions) (2)	28.6	27.6
Operating margin	46%	48%
Average monthly rent	2,751	2,744
VI. General and Administrative expenses as a% of Total Revenues under Management
Fourth Quarter (3)	3.9%	5.4%
Fiscal Year (3)	4.8%	5.3%
VII. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Total fixed rate debt	173,965	182,313
Weighted average interest rate	6.0%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	Excludes management fees, insurance and property taxes.

(3)	Excludes acquisition costs incurred for the Midwest and Signature transactions.

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CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Adjusted EBITDAR
Net income from operations	$5,975	$4,348	$18,515	$16,612
Depreciation and amortization expense	3,543	3,400	14,030	13,262
Stock-based compensation expense	136	299	919	1,201
Facility lease expense	11,036	6,431	34,253	25,872
Provision for bad debts	35	88	174	344
Casualty losses	99	—	260	—
Transaction costs	82	—	451	—

Adjusted EBITDAR	$20,906	$14,566	$68,602	$57,291

Adjusted EBITDAR Margin
Adjusted EBITDAR	$20,906	$14,566	$68,602	$57,291
Total revenues	59,908	48,697	211,929	191,991

Adjusted EBITDAR margin	34.9%	29.9%	32.4%	29.8%

Adjusted net income and net income per share
Net income	$1,590	$760	$4,254	$2,759
Casualty losses, net of tax	62	—	164	—
Transaction costs, net of tax	52	—	284	—
Gain on settlement of debt, net of tax	—	—	(431)	—
Resident lease amortization, net of tax	301	—	389	—

Adjusted net income	$2,005	$760	$4,660	$2,759

Adjusted net income per share	$0.08	$0.03	$0.17	$0.10

Diluted shares outstanding	26,732	26,395	26,687	26,356

Adjusted CFFO and Adjusted CFFO per share
Net cash provided by operating activities	$2,067	$3,163	$15,550	$19,635
Changes in operating assets and liabilities	4,080	1,662 *	5,996	(990)
Recurring capital expenditures	(664)	(505)	(2,331)	(2,020)

CFFO	$5,483	$4,320	$19,215	$16,625
Casualty losses, net of tax	62	—	164	—
Transaction costs, net of tax	52	—	284	—

Adjusted CFFO	$5,597	$4,320	$19,663	$16,625

Adjusted CFFO per share	$0.21	$0.16	$0.74	$0.63

*	Fourth quarter 2009 changes in operating assets and liabilities has been revised to reflect only one quarter of the full year fixed asset book/tax depreciation adjustment.
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